Exhibit (e)(1)(iii)

SECOND AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block, to the Distribution Agreement, dated as of October 8, 2014 (the “Agreement”) is entered into by and between Alpha Architect ETF Trust (the “Trust”), a Delaware statutory trust and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the parties desire to add a fund to the Agreement;

NOW THEREFORE, pursuant to Article 13 of the Agreement, the parties hereby agree to amend the Agreement as follows:

CG Hydrogen & Energy Age ETF, Guru Favorite Stocks ETF, and ARK 21Shares Bitcoin Futures Strategy ETF will be added to Amended Schedule A. Amended Schedule A of the Agreement shall be superseded and replaced in its entirety by Amended Schedule A attached hereto

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last date written below.

ALPHA ARCHITECT ETF TRUST	QUASAR DISTRIBUTORS, LLC

By:	By:

Date:	Date:

Amended Schedule A to the

Distribution Agreement - Alpha Architect ETF Trust

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF
Freedom 100 Emerging Markets ETF
Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF
Merlyn.AI Best-of-Breed Core Momentum ETF
Merlyn.AI SectorSurfer Momentum ETF
Gadsden Dynamic Multi-Asset ETF
UPHOLDINGS Compound Kings ETF
Freedom Day Dividend ETF
Sparkline Intangible Value ETF
Viridi Cleaner Energy Crypto-Mining & Semiconductor ETF
Discipline Fund ETF
CG Hydrogen and Energy Age ETF
Guru Favorite Stocks ETF
Gen Z ETF
ARK 21Shares Bitcoin Futures Strategy ETF